UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 9, 2018 (January 6, 2018)

GRUBHUB INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-36389 (Commission File Number)	46-2908664 (IRS Employer Identification No.)

111 W. Washington Street, Suite 2100, Chicago, Illinois (Address of Principal Executive Offices)	60602 (Zip Code)

Registrant’s Telephone Number, Including Area Code: (877) 585-7878

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company      ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 6, 2018 (the “Effective Date”), the Board of Directors (the “Board”) of Grubhub Inc. (the “Company”) appointed Adam DeWitt, 45, to the position of President (the “Promotion”), in addition to his previous positions of Chief Financial Officer and Treasurer.  The biographical information with respect to Mr. DeWitt is contained in the Company’s Definitive Proxy Statement on Schedule 14A filed with the SEC on March 31, 2017 and is incorporated by reference herein.

In order to make the Promotion possible, on the Effective Date, Matthew Maloney notified the Company that he will vacate his position as President, effective immediately.  Mr. Maloney will continue to serve in his current capacity as the Company’s Chief Executive Officer and a member of the Board.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GRUBHUB INC.

Date: January 9, 2018	By:	/s/ Adam DeWitt
Adam DeWitt
Chief Financial Officer